Exhibit 99.1
comScore Reports Record Fourth Quarter and Full Year 2009 Results
RESTON, VA — February 10, 2010 comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the fourth quarter and full year 2009.
Revenue in the fourth quarter of 2009 was $33.8 million, an increase of 7% over the fourth quarter of 2008. GAAP income before taxes was $3.1 million in the fourth quarter of 2009, compared to $1.1 million in the fourth quarter of 2008, an increase of 182%. GAAP net income was $1.6 million, or $0.05 per diluted share, in the fourth quarter of 2009, compared to GAAP net income of $20.4 million, or $0.67 per diluted share, in the fourth quarter of 2008, which included a non-recurring tax benefit of $20.4 million. Non-GAAP net income in the fourth quarter of 2009 was $6.5 million, or $0.21 per diluted share, compared to non-GAAP net income of $5.5 million, or $0.18 per diluted share, in the fourth quarter of 2008. Adjusted EBITDA was $8.6 million in the fourth quarter of 2009, compared to adjusted EBITDA of $6.5 million in the fourth quarter of 2008, an increase of 32%.
Dr. Magid Abraham, comScore’s president and chief executive officer said, “We are pleased with the strong improvement in sales activity in the fourth quarter. Improving customer budgets and the introduction of Media Metrix 360 helped drive a significant pick-up in sales across the board. During the quarter, we added 57 net customers, the highest number of net adds we have seen since the second quarter of 2008, and a significant increase over the average quarterly net adds of 20 customers over the prior 4 quarters. Reflecting our sales momentum in the quarter, we recorded the highest level of deferred revenues in the company’s history.
We believe our Media Metrix 360 service, which is built on a Unified Measurement™ approach combining our proprietary consumer panel and website server data, is performing particularly well in attracting new customers, and we expect it to continue to drive revenue growth. The performance of Media Metrix was further complemented by strong sales in our vertical marketing solutions business and by high levels of activity involving our AdEffx™ suite of advertising measurement product. We are cautiously optimistic that customer spending patterns will continue to show improvements in 2010.
Adding to our growth potential in 2010 and beyond is our pending acquisition of Indiana-based ARSgroup, as separately announced. ARSgroup is a leading technology-driven market research firm with an impressive roster of marquee clients and services that measure the persuasion of advertising on TV and multi-media platforms. In addition, ARSgroup provides clients with actionable information to improve their creative and strategic messaging targeted against specific audiences. We are excited about the opportunities to expand ARSgroup’s global capabilities and to leverage their proprietary IP to build new and innovative solutions in online advertising measurement. We believe that significant opportunities exist to expand their services within the broader comScore client base. We expect ARS to fuel incremental growth for comScore in 2010. Our acquisition of ARS is subject to customary closing conditions and is expected to close later in the first quarter 2010. The entire consideration for the acquisition will be paid in cash.
With customers’ budgets improving and the strength inherent in our Unified Measurement™ services and vertical marketing solutions, we are quite optimistic about comScore’s longer-term prospects.”
Fourth Quarter and Full Year 2009 Financial and Business Summary
(Dollars in thousands, except per share data)

	4Q09	4Q08	Change	FY 2009	FY 2008	Change
Revenue	$33.8	$31.6	7.0%	$127.7	$117.4	8.8%
GAAP Pre-Tax Income	$3.1	$1.1	181.8%	$9.9	$10.3	-3.9%
GAAP Net Income	$1.6	$20.4	-92.2%	$4.0	$25.2	-84.1%
GAAP EPS	$0.05	$0.67	-92.5%	$0.13	$0.83	-84.3%
Adjusted EBITDA*	$8.6	$6.5	32.3%	$28.5	$25.7	10.9%
Adjusted EBITDA Margin*	25%	21%	19.0%	22%	22%	0.0%
Non-GAAP Net Income*	$6.5	$5.5	18.2%	$21.6	$22.1	-2.3%
Non-GAAP EPS*	$0.21	$0.18	16.7%	$0.70	$0.73	-4.1%
Operating Cash Flow	$6.6	$4.2	57.1%	$25.0	$33.0	-24.2%
Free Cash Flow*	$5.0	$3.5	42.9%	$18.6	$18.7	-0.5%
Deferred Revenue	$48.1	$42.8	12.4%	$48.1	$42.8	12.4%
Subscription Revenue	$29.2	$26.6	9.8%	$109.8	$97.4	12.7%
Project Revenue	$4.6	$5.0	-8.0%	$17.9	$20.0	-10.5%
Existing Customer Revenue	$30.1	$27.3	10.3%	$113.4	$99.4	14.1%
New Customer Revenue	$3.7	$4.3	-14.0%	$14.3	$18.0	-20.6%
International Revenue	$5.7	$4.5	26.7%	$19.7	$16.5	19.4%
Customer Count	1,273	1,166	9.2%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.
Financial Outlook
Dr. Magid Abraham, comScore’s president and chief executive officer, said, “We are pleased to see improving order patterns among customers, with Media Metrix 360 an important contributor to this trend. Looking forward to 2010, we expect these improving order patterns to continue.”
Abraham continued, “For the full year 2010, comScore expects revenue to grow approximately 21% to 25% percent over full year 2009, including the impact of the ARSgroup acquisition, which is expected to close toward the end of first quarter 2010. We are optimistic about 2010 and will continue to manage expenses as tightly as possible. We anticipate adjusted EBITDA margin for the full year 2010 in line with the company’s 2009 EBITDA margin performance.”
comScore’s expectations for the first quarter 2010 are outlined in the table below:

Revenue	$34.2 — $36.0 million

Income before income taxes	$0.3 — $0.9 million

Adjusted EBITDA*	$5.8 — $6.6 million

Estimated diluted shares	31.5 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before taxes is set forth in the attachment to this press release.
Conference Call Information:
Management will provide commentary on the company’s results in a conference call on Wednesday, February 10, 2010 at 5:00 pm ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-680-0893, Pass code 52018489
(International) 617-213-4859, Pass code 52018489
Replay Number: 888-286-8010, Pass code 45116481
(International) 617-801-6888, Pass code 45116481
Webcast (live and replay): http://ir.comscore.com/events.cfm
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other special charges that many investors believe may obscure comScore’s on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, non-recurring costs from acquisitions and restructurings, and the non-cash, deferred tax provision. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.
In addition, comScore believes that Adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation and interest income (expenses), net. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses Adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from our core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding non-recurring costs from non-GAAP net income and EPS and from Adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of the non-recurring costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance net of capital outlays.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of

Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding customer budgets and their expected effect on comScore’s sales; expectations regarding the impact and financial benefits of certain products, including Media Metrix 360 and the Unified Measurement services; expectations regarding the acquisition of ARSgroup and the resulting impact, opportunities and benefits to comScore; expectations regarding the outcome of cost containment measures and the resulting effect on comScore’s financial performance; expectations and forecasts of future financial performance, including related growth rates and components thereof; assumptions related to the market and economic environment; and assumptions related to revenue growth for the first quarter and the full year 2010. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; comScore’s ability to manage its growth, including through acquisitions; the impact of a change in methodology stemming from acquisitions or the development of new products; the impact of increasing international operations; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to effectively expand sales and marketing; comScore’s ability to sell new or additional products and attract new customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, comScore’s Annual Report on Form 10-K for the period ended December 31, 2008 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenues	$33,826	$31,590	$127,740	$117,371

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	9,544	10,276	38,730	34,562
Selling and marketing (1)	10,896	10,281	41,954	39,400
Research and development (1)	4,617	3,994	17,827	14,832
General and administrative (1)	5,359	4,189	18,232	16,785
Amortization of intangible assets resulting from acquisitions	425	329	1,457	804

Total expenses from operations	30,841	29,069	118,200	106,383

Income from operations	2,985	2,521	9,540	10,988
Interest and other income, net	62	285	410	1,863
(Loss) gain from foreign currency	(79)	(302)	(132)	(321)
Gain on sale of marketable securities	89	—	89	—
Impairment of marketable securities	—	(1,398)	—	(2,239)

Income before income taxes	3,057	1,106	9,907	10,291
Income tax (provision) benefit	(1,493)	19,263	(5,938)	14,895

Net income	$1,564	$20,369	$3,969	$25,186

Net income available to common stockholders per common share:
Basic	$0.05	$0.70	$0.13	$0.88
Diluted	$0.05	$0.67	$0.13	$0.83

Weighted -average number of shares used in per share calculation — common stock
Basic	30,306,344	29,032,423	30,014,085	28,691,216
Diluted	31,238,733	30,271,520	30,970,642	30,232,714

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$261	$251	$1,186	$861
Selling and marketing	1,044	788	4,617	2,611
Research and development	282	199	1,111	706
General and administrative	886	599	2,942	2,296

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)	*

Assets
Current assets:
Cash and cash equivalents	$58,284	$34,297
Short-term investments	29,833	37,164
Accounts receivable, net of allowances of $510 and $479, respectively	34,922	29,947
Prepaid expenses and other current assets	2,324	1,871
Deferred tax asset	11,044	13,304

Total current assets	136,407	116,583
Long-term investments	2,809	3,497
Property and equipment, net	17,302	17,697
Other non-current assets	193	131
Long-term deferred tax asset	9,938	13,736
Intangible assets, net	8,745	8,805
Goodwill	42,014	39,114

Total assets	$217,408	$199,563

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$2,009	$1,755
Accrued expenses	8,370	9,432
Deferred revenues	48,140	42,779
Deferred rent	1,231	1,049
Capital lease obligations	360	977

Total current liabilities	60,110	55,992
Deferred rent, long-term	8,210	8,691
Capital lease obligations, long-term	674	—
Other long-term liabilities	475	—

Total liabilities	69,469	64,683

Stockholders’ equity:
Common stock	30	29
Treasury stock	—	(1,265)
Additional paid-in capital	199,270	192,612
Accumulated other comprehensive loss	323	(842)
Accumulated deficit	(51,684)	(55,654)

Total stockholders’ equity	147,939	134,880

Total liabilities and stockholders’ equity	$217,408	$199,563

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)	*

Operating Activities:
Net income	$1,564	$20,369	$3,969	$25,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,620	1,381	6,544	4,977
Amortization of intangible assets resulting from acquisitions	425	326	1,457	798
Provisions for bad debts	19	215	290	594
Stock-based compensation	2,472	1,840	9,849	6,482
Amortization of deferred rent	(200)	(56)	(632)	(126)
Amortization of bond premium	188	162	610	730
Deferred tax provision	908	(19,231)	5,096	(15,386)
(Gain on sale) impairment of marketable securities	(89)	1,398	(89)	2,239
Loss on asset disposal	31	50	139	50

Changes in operating assets and liabilities:
Accounts receivable	(7,668)	(6,063)	(4,491)	(6,581)
Prepaid expenses and other current assets	62	527	83	229
Other non-current assets	—	9	(55)	114
Accounts payable, accrued expenses, and other liabilities	573	(280)	(2,908)	(1,838)
Deferred revenues	6,706	3,506	4,838	6,124
Deferred rent	—	31	331	9,397

Net cash provided by operating activities	6,611	4,184	25,031	32,989

Investing activities:
Acquisition, net of cash acquired	(1,296)	(95)	(1,296)	(44,638)
Recovery of restricted cash	—	—	—	1,385
Purchase of investments	(8,694)	(20,444)	(50,197)	(92,288)
Sales and maturities of investments	18,198	12,434	57,973	85,388
Purchase of property and equipment	(1,646)	(665)	(6,472)	(14,252)

Net cash provided (used) by investing activities	6,562	(8,770)	8	(64,405)

Financing activities:
Proceeds from the exercise of common stock options and warrants	510	148	922	1,027
Repurchase of common stock	(103)	(27)	(1,573)	(1,265)
Principal payments on capital lease obligations	(339)	(231)	(1,064)	(900)

Net cash provided (used) by financing activities	68	(110)	(1,715)	(1,138)

Effect of exchange rate changes on cash	67	(898)	663	(1,517)

Net increase (decrease) in cash and cash equivalents	13,308	(5,594)	23,987	(34,071)
Cash and cash equivalents at beginning of period	44,976	39,891	34,297	68,368

Cash and cash equivalents at end of period	$58,284	$34,297	$58,284	$34,297

*	Information derived from the audited Consolidated Financial Statements

Reconciliation from Income before income taxes to Non-GAAP Net Income and Adjusted EBITDA (dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Income before income taxes	$3,057	$1,106	$9,907	$10,291
Valuation allowance release	—	20,353	—	20,254
Deferred tax provision	(908)	(1,126)	(5,096)	(4,873)
Current cash tax provision	(585)	36	(842)	(486)

Net income	$1,564	$20,369	$3,969	$25,186

Valuation allowance release	—	(20,353)	—	(20,254)
Amortization of acquired intangibles	425	329	1,457	804
Stock-based compensation	2,473	1,837	9,856	6,474
Gain on sale of marketable securities	(89)	—	(89)
Impairment of marketable securities	—	1,398	—	2,239
Non-recurring costs	1,202	752	1,314	2,788
Deferred tax provision	739	1,126	4,927	4,873

Non-GAAP net income	$6,483	$5,458	$21,603	$22,110

Current cash tax provision	585	(36)	842	486
Depreciation	1,620	1,381	6,544	4,977
Interest (income) expense, net	(51)	(322)	(489)	(1,900)

Adjusted EBITDA	$8,637	$6,481	$28,500	$25,673
Adjusted EBITDA margin (%)	25%	21%	22%	22%

EPS (diluted)	$0.05	$0.67	$0.13	$0.83
Non-GAAP EPS (diluted)	$0.21	$0.18	$0.70	$0.73

Reconciliation from GAAP Operating Cash Flow to Free Cash Flow (dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009		2008
	(unaudited)		(unaudited)

Net cash provided by operating activities	$6,611	$4,184	$25,031	**	$32,989	**
Purchase of property and equipment	(1,646)	(665)	(6,472)	**	(14,252)	**

Free cash flow	$4,965	$3,519	$18,559		$18,737

**	Includes approximately $333,000 and $9.3 million in leasehold improvements due to tenant allowances for 2009 and 2008, respectively
Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance) (dollars in thousands)
Forecasted amounts for the three months ended March 31, 2010 are based on the mid-points of the range of guidance provided herein.
The three months ended March 31, 2009 reflect reported results.

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)

Revenues	$35,100	$30,624

Income before income taxes	$600	$1,457
Amortization of acquired intangibles	350	320
Stock-based compensation	2,750	2,300
Non-recurring costs from acquisitions and restructuring	850	—
Depreciation	1,650	1,511
Interest (income) expense, net	—	(175)

Adjusted EBITDA	$6,200	$5,413

Adjusted EBITDA margin (%)	18%	18%